UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017 (September 13, 2017)

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Certain Officers

On September 13, 2017, Claire M. Gulmi, the Executive Vice President and Chief Financial Officer of Envision Healthcare Corporation (the “Company”), notified the Company of her intention to retire from her position, effective October 2, 2017. Ms. Gulmi will be employed as an advisor to the Company for a period of one year following the date of her retirement to assist with the transition of her responsibilities to the new Executive Vice President and Chief Financial Officer. In connection with the Company’s retirement policies, for one year following her retirement, Ms. Gulmi will continue to receive base salary and benefits at her current level.

Separately, on September 13, 2017, Robert J. Coward, the Company’s Executive Vice President and President-Physician Services Group, notified the Company of his intention to resign, effective October 2, 2017, and will be available to assist with transition efforts until mid-November 2017. Mr. Coward’s decision to resign is related to his desire to pursue new opportunities and not the result of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Appointment of Certain Officers

On September 18, 2017, in connection with the announcement of certain organizational changes, the Company announced the appointment of the following executive officers:

Name	Title	Effective Date of Appointment
Karey L. Witty	Executive Vice President and Chief Operating Officer	October 2, 2017
Kevin D. Eastridge	Executive Vice President and Chief Financial Officer	October 2, 2017
Kenneth E. Zongor	Senior Vice President and Chief Accounting Officer	October 2, 2017

Mr. Witty, 53, is a veteran healthcare executive with more than 25 years of experience in various executive, financial, and operational leadership positions and most recently served as President and Chief Executive Officer of Corizon Health, Inc. (“Corizon”), a leading provider of correctional healthcare services in the United States, a role he held from November 2015 until September 2017. Prior to joining Corizon, Mr. Witty served as Chief Financial Officer for Nashville-based naviHealth, Inc., a provider of healthcare services across the post-acute care continuum, from January 2014 through October 2015. Mr. Witty also served as Chief Financial Officer of HealthSpring, Inc. from July 2009 until its acquisition by Cigna in January 2012, a time of significant change in its managed care offerings. He was with Centene Corporation for eight years, including six years as Chief Financial Officer and one year as Chief Executive Officer of its Health Plan Business unit.

Mr. Eastridge, 52, currently serves as the Company’s Senior Vice President and Chief Accounting Officer. Prior to the merger (the “Merger”) of the Company with AMSURG Corp. (“AMSURG”), Mr. Eastridge served as Senior Vice President of Finance at AMSURG from July 2008 through November 2016 and as Chief Accounting Officer from July 2004 through November 2016. Mr. Eastridge served in various capacities with AMSURG from March 1997 through July 2004, including Vice President of Finance and Controller. During his time with the Company, Mr. Eastridge has been a key executive in its strategic transformation into a diversified healthcare services organization, including several transactions that include the Merger.

Mr. Zongor, 42, currently serves as Senior Vice President Financial Reporting, a position he has held since July 2017. Previously, Mr. Zongor served as Vice President of Financial Reporting of the Company and, prior to the Merger, as Vice President of Financial Reporting of AMSURG since September 2010. Prior to joining AMSURG, Mr. Zongor worked in the assurance and advisory department for multiple public accounting firms for over 13 years.

A copy of the press release issued by the Company on September 18, 2017 announcing the foregoing management changes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Compensatory Arrangements of Appointed Officers

In connection with his appointment, Mr. Witty will receive a base salary of $700,000 and will be eligible to receive a target bonus payment equal to 100% of his base salary under the Company’s short-term incentive plan. In addition, Mr. Witty will receive a one-time restricted stock unit award with a value equal to $500,000 upon the commencement of his employment, and will be eligible to receive a long-term incentive plan (“LTIP”) award equal to 200% of his base salary during the Company’s regular 2018 executive compensation process. The Company and Mr. Witty intend to enter into an employment agreement with an initial term expiring December 31, 2018, which will provide for severance benefits upon the termination of Mr. Witty’s employment by the Company “without cause” or by Mr. Witty for “good reason,” as defined therein. Under such circumstances, Mr. Witty will receive a cash payment equal to two times his annual salary, acceleration of his unvested equity awards, and continuing health and life insurance benefits for at least six-months following his termination.

In connection with Mr. Eastridge’s appointment, he will receive a base salary of $575,000 and will be eligible to receive a target bonus payment equal to 100% of his base salary. He will also be eligible to receive a LTIP award with a target value of $1.1 million during the regular 2018 executive compensation process. The Company and Mr. Eastridge intend to enter into an employment agreement with an initial term expiring December 31, 2018, which will provide for severance benefits upon the termination of Mr. Eastridge’s employment by the Company “without cause” or by Mr. Eastridge for “good reason,” as defined therein. Under such circumstances, Mr. Eastridge will receive a cash payment equal to two times his annual salary, acceleration of his unvested equity awards, and continuing health and life insurance benefits for at least six-months following his termination.

Mr. Zongor will receive a base salary of $370,000 and will be eligible to receive a target bonus payment equal to 50% of his base salary. He will be eligible to receive a LTIP award with a target value of $300,000 during the regular 2018 executive compensation process. The Company and Mr. Zongor intend to enter into an employment agreement with an initial term expiring December 31, 2018, which will provide for severance benefits upon the termination of Mr. Zongor’s employment by the Company “without cause” or by Mr. Zongor for “good reason,” as defined therein. Under such circumstances, Mr. Zongor will receive a cash payment equal to two times his annual salary, acceleration of his unvested equity awards, and continuing health and life insurance benefits for at least six-months following his termination.

Other than as set forth above, there are no arrangements or understandings between each of Messrs. Witty, Eastridge and Zongor (collectively, the “Appointed Officers”), and any other persons pursuant to their appointments. There are no family relationships between any of the Appointed Officers, on the one hand, and any director or other executive officer of the Company. Mr. Eastridge's brother-in-law, John Clark, is employed by the Company as a Vice-President-Development and, consistent with the Company's compensation policies applicable to other employees of similar title and responsibility, is paid aggregate annual compensation in excess of $120,000. Other than Mr. Eastridge's family relationship, none of the Appointed Officers has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On September 18, 2017, the Company issued a press release announcing the approval by the Company’s Board of Directors of the repurchase of up to $250 million of the Company’s common stock, representing approximately 4% of the Company’s then current market capitalization. The timing and amount of any shares repurchased will be determined based on the Company’s evaluation of market conditions and other factors. Repurchases will be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and certain other legal requirements to which the Company may be subject. The program may be suspended or discontinued at any time and has no mandatory expiration date.

A copy of the foregoing press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Envision Healthcare Corporation, dated September 18, 2017, announcing Organizational Changes.
99.2	Press Release of Envision Healthcare Corporation, dated September 18, 2017, announcing $250 million Stock Repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    September 19, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Envision Healthcare Corporation, dated September 18, 2017, announcing Organizational Changes.
99.2	Press Release of Envision Healthcare Corporation, dated September 18, 2017, announcing $250 million Stock Repurchase.